TEMPLETON CHINA WORLD FUND, INC.
                  Annual Meeting of Shareholders, June 12, 2003

The Annual Meeting of Shareholders of the Fund was held at the Tower Club, 28th Floor, Union Planters Bank Building, 100 South East 3rd Avenue, Fort Lauderdale, Florida, on June 12, 2003. The purpose of the meeting was to elect three Directors of the Fund, to approve the conversion of the Fund from a closed-end fund organized as a Maryland corporation to an open-end fund organized as a Delaware statutory trust, to approve amendments to certain of the Fund's fundamental investment restrictions (including six Sub-Proposals), and to approve the elimination of certain of the Fund's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Directors of the Fund: Betty P. Krahmer, Gordon S. Macklin and Fred R. Millsaps*. In addition, Shareholders approved an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust, amendments to certain of the Fund's fundamental investment restrictions (including six Sub-Proposals), and the elimination of certain of the Fund's fundamental investment restrictions. No other business was transacted at the meeting.

The results of the voting at the Annual Meeting are as follows:

Proposal 1. To elect three (3) Directors:

                                            % OF          % OF                          % OF        % OF
                                         OUTSTANDING      VOTED                      OUTSTANDING    VOTED
TERM EXPIRING 2006:         FOR            SHARES         SHARES       WITHHELD         SHARES      SHARES
-----------------------------------------------------------------------------------------------------------
Betty P. Krahmer .......  14,660,873.6274   90.06%        97.90%         314,528.2532    1.93%       2.10%
Gordon S. Macklin ......  14,670,079.6274   90.11%        97.96%         305,322.2532    1.88%       2.04%
Fred R. Millsaps .......  14,676,060.6274   90.15%        98.00%         299,341.2532    1.84%       2.00%

* HARRIS J. ASHTON, FRANK J. CROTHERS, S. JOSEPH FORTUNATO, ANDREW H. HINES, JR., EDITH E. HOLIDAY AND CONSTANTINE D. TSERETOPOULOS CURRENTLY SERVE AS INDEPENDENT DIRECTORS. NICHOLAS F. BRADY AND CHARLES B. JOHNSON CURRENTLY SERVE AS INTERESTED DIRECTORS. THEIR TERMS OF OFFICE CONTINUED AFTER THE ANNUAL MEETING OF SHAREHOLDERS.





Proposal 2. To approve the conversion of the Fund from a closed-end fund organized as a Maryland corporation to an open-end fund organized as a Delaware statutory trust:

                                            % OF           % OF
                                         OUTSTANDING       VOTED
                          SHARES VOTED     SHARES          SHARES
------------------------------------------------------------------
For ...................   9,557,202.4023   58.71%          63.82%
Against ...............     280,484.7499    1.72%           1.87%
Abstain ...............      54,043.7284    0.33%           0.36%
Broker Non-Votes ......   5,083,671.0004   31.23%          33.95%
------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%         100.00%


Proposal 3. To approve amendments to certain of the Fund's fundamental investment restrictions (includes six (6) Sub-Proposals):

     Proposal 3a: To amend the Fund's fundamental investment restriction regarding borrowing and issuing senior securities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,441,531.2389   57.99%         63.05%
Against ...............     367,573.1067    2.26%          2.45%
Abstain ...............      82,623.5350    0.51%          0.55%
Broker Non-Votes ......   5,083,674.0004   31.23%         33.95%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%

     Proposal 3b: To amend the Fund's fundamental investment restriction regarding underwriting:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,462,383.1720   58.12%         63.19%
Against ...............     339,929.6531    2.09%          2.27%
Abstain ...............      89,416.0555    0.55%          0.60%
Broker Non-Votes ......   5,083,673.0004   31.23%         33.94%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%

     Proposal 3c: To amend the Fund's fundamental investment restriction egarding lending:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,456,741.4849   58.09%         63.15%
Against ...............     349,410.7158    2.15%          2.33%
Abstain ...............      85,603.6799    0.53%          0.57%
Broker Non-Votes ......   5,083,673.0004   31.22%         33.95%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%

     Proposal 3d: To amend the Fund's fundamental investment restriction regarding investments in commodities:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,423,602.9362   57.88%         62.93%
Against ...............     371,929.2645    2.29%          2.48%
Abstain ...............      96,196.6799    0.59%          0.64%
Broker Non-Votes ......   5,083,673.0004   31.23%         33.95%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%


     Proposal 3e: To amend the Fund's fundamental investment restriction regarding investments in real estate:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,472,301.9257   58.18%         63.25%
Against ...............     334,790.2956    2.06%          2.24%
Abstain ...............      84,636.6593    0.52%          0.57%
Broker Non-Votes ......   5,083,673.0004   31.23%         33.95%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%


     Proposal 3f: To amend the Fund's fundamental investment restriction regarding industry concentration:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,482,559.9379   58.25%         63.32%
Against ...............     326,152.8397    2.00%          2.18%
Abstain ...............      83,018.1030    0.51%          0.55%
Broker Non-Votes ......   5,083,671.0004   31.23%         33.95%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%


Proposal 4: To approve of the elimination of certain of the Fund's fundamental investment restrictions:

                                            % OF          % OF
                                         OUTSTANDING      VOTED
                          SHARES VOTED     SHARES         SHARES
--------------------------------------------------------------------
For ...................   9,427,058.5007   57.91%         62.95%
Against ...............     373,847.2771    2.30%          2.50%
Abstain ...............      90,823.1028    0.56%          0.60%
Broker Non-Votes ......   5,083,673.0004   31.22%         33.95%
--------------------------------------------------------------------
TOTAL .................  14,975,401.8810   91.99%        100.00%